SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


   Date of Report (Date earliest event reported) July 2, 1997

Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262





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Item 5.   Other Events


         The new Labor government in the United Kingdom

     announced on July 2, 1997, that a proposed one-time tax

     is being levied on London Electricity plc, an indirect

      subsidiary of Entergy, and other utilities that have

      recently been privatized in the United Kingdom.  The

       Company's initial examination indicates that London

      Electricity's assessment under the Labor government's

      formula is in the 140 million BP range.  The Company is

         currently assessing the cash flow and earnings

                          implications.


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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ENTERGY CORPORATION

                         By:      /s/Louis E. Buck
                                    Louis E. Buck
                              Vice President and Chief
                                 Accounting Officer

Dated:  July 11, 1997